Exhibit 10.1

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT, dated as of February 22, 2008 (this “Agreement”), in connection with that certain Credit Agreement referenced below is by and among IDEXX LABORATORIES, INC., a Delaware corporation (the “Administrative Borrower”), IDEXX DISTRIBUTION, INC., a Massachusetts corporation, IDEXX OPERATIONS, INC., a Delaware corporation, IDEXX REFERENCE LABORATORIES, INC., a Delaware corporation, OPTI MEDICAL SYSTEMS, INC., a Delaware corporation, IDEXX LABORATORIES CANADA CORPORATION, a company formed under the laws of Canada (collectively with the Administrative Borrower, the “Borrowers”), the GUARANTORS party hereto (the “Guarantors”), the LENDERS party hereto, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, TORONTO BRANCH, as Toronto Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

WHEREAS, a revolving credit facility was established in favor of the Borrowers pursuant to the terms of the Amended and Restated Credit Agreement, dated as of March 30, 2007 (as amended, restated, extended, supplemented or otherwise modified, the “Credit Agreement”), among the Borrowers named therein, the Lenders party thereto, and the Agents;

WHEREAS, each of the Guarantors is a party to that certain Amended and Restated Subsidiary Guarantee Agreement, dated March 30, 2007, in favor of the Agents and the Lenders;

WHEREAS, the Borrowers have requested that the aggregate amount of commitments for Revolving Loans be increased by $75 million from $125 million to $200 million;

WHEREAS, certain new financial institutions have agreed to become Lenders under the Credit Agreement and each Lender's Commitment shall be as shown on Schedule 2.1 attached hereto; and

WHEREAS, certain of the Lenders have agreed to increase their Commitments pursuant to the definition of “Commitment” in the Credit Agreement, as shown on Schedule 2.1 attached hereto, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

MODIFICATIONS TO CREDIT AGREEMENT

1.01.     Modifications to Credit Agreement. Each of the Lenders party to this Agreement agrees to (a) provide additional Commitments or (b) decrease their Commitments, as the case may be, under the Credit Agreement in accordance with Section 4.04 hereof, as set forth on Schedule 2.1 attached hereto. The Applicable Percentages are revised to be as set forth on

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Schedule 2.1 attached hereto. Schedule 2.1 to the Credit Agreement is supplemented as set forth on Schedule 2.1 attached hereto.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.01.     Representations and Warranties. The Borrowers and the Guarantors represent and warrant to the Lenders as follows:

(a)        Representation and Warranties in the Credit Agreement.  The representations and warranties of each Loan Party contained in each of the Credit Agreement and the other Loan Documents were true and correct in all respects as of the date when made and continue to be true and correct in all respects on the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date.

(b)        Ratification, Etc.  Except as expressly modified hereby, each of the Credit Agreement and the other Loan Documents is hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement shall, together with this Agreement, be read and construed as a single agreement. All references in the Credit Agreement, the other Loan Documents or any related agreement or instrument shall hereafter refer to the Credit Agreement as modified hereby.

(c)        Authority, Etc.  The execution and delivery by the Borrowers and the Guarantors of this Agreement and the performance by each Loan Party of all of its respective agreements and obligations under the Credit Agreement, as modified hereby, are within such Loan Party’s corporate authority and have been duly authorized by all necessary corporate action on the part of such Loan Party.

(d)        Enforceability.  This Agreement and the Credit Agreement, as modified hereby, constitute the legal, valid and binding obligations of each Borrower and the Guarantors and are enforceable against such Loan Party in accordance with their terms.

(e)        Pro Forma Compliance. The Administrative Borrower shall be in pro forma compliance with the covenant in Section 6.7 of the Credit Agreement after giving effect to any funding contemporaneous with this Agreement; and

(f)         No Default. Both before and after giving effect to this Agreement, no Default or Event of Default shall exist.

ARTICLE 3

CONDITIONS PRECEDENT

3.01.     Conditions Precedent. This Agreement shall be effective immediately upon receipt by the Administrative Agent of all of the following, each in form and substance satisfactory to the Administrative Agent:

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(a)        Executed Agreement. Counterparts of this Agreement duly executed by the Loan Parties, the Agents and the Lenders providing additional Commitments hereunder.

(b)        Other Agreements. Each of the conditions precedent to that certain Amendment No. 1 to Credit Agreement, dated as of the date hereof, by and among the Borrowers, the Agents and the Lenders party thereto, shall have been satisfied and such agreement shall be in full force and effect (or shall be in full force and effect simultaneously with the effectiveness of this Agreement).

(c)        Instruments of Adherence. Fully executed copies of Instruments of Adherence for each of HSBC Bank USA, National Association and ABN AMRO Bank N.V., in each case dated as of the date hereof.

(d)        Fees and Expenses. Pursuant to Section 10.3(a) of the Credit Agreement, payment of all fees and expenses (including fees and expenses of counsel to the Agents) in connection with the preparation, execution and delivery of this Agreement, including (i) upfront fees, if any, in respect of the new commitments so established, (ii) any applicable fees and expenses as may separately be agreed between the Administrative Agent and the Loan Parties and (iii) the reasonable fees and expenses of Bingham McCutchen LLP.

ARTICLE 4

MISCELLANEOUS

4.01.     Effectiveness of Agreement. Upon execution and delivery of this Agreement, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as modified by this Agreement. Except as specifically modified or amended hereby or otherwise agreed in writing, the Credit Agreement and the other Loan Documents (including, in each case, schedules and exhibits thereto) are hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.02.     Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents (including schedules and exhibits thereto) shall remain in full force and effect.

4.03.     Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Agreement by telecopy, or other electronic transmission, shall be equally as effective as delivery of an original executed counterpart hereof or a delivery of an original signature page with implied authority to attach the same to a counterpart hereof which thereupon will become an originally executed and delivered counterpart hereof.

4.04.     Deemed Assignments. In accordance with the provisions of Section 2.22 of the Credit Agreement, each Lender whose Commitment is decreasing (a “Decreasing Lender”) shall, by assignments to the Increasing Lenders (as defined below), sell a portion of the Loans held by it to each Increasing Lender, and each Lender whose Commitment is increasing (an “Increasing Lender”) shall, by assignments from the Decreasing Lenders, purchase a portion of the Loans

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held by such Decreasing Lender, in each case in such amounts (and the Decreasing Lenders and the Increasing Lenders shall, through the Administrative Agent, make such additional adjustments among themselves as shall be necessary) so that after giving effect to such assignments and adjustments, the Lenders shall hold the Loans hereunder ratably in accordance with their respective Commitments set forth on Schedule 2.1 attached hereto. Such assignments shall be deemed to occur hereunder automatically, and without any requirement for additional documentation, on the date hereof notwithstanding anything to the contrary in Section 10.4 of the Credit Agreement. Each Decreasing Lender represents and warrants to each Increasing Lender to which any of its Loans are being assigned that it has not created any adverse claim upon the interest being assigned by it to such Increasing Lender hereunder and that such interest is free and clear of any adverse claim. In connection herewith, the Lenders hereby agree to waive the requirements set forth in the last sentence of Section 2.22 of the Credit Agreement.

4.05.     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

IDEXX LABORATORIES, INC.,

as a Borrower and a Guarantor

By /s/ Merilee Raines

Name: Merilee Raines

Title:   Corporate Vice President, Chief Financial Officer and Assistant Secretary

IDEXX DISTRIBUTION, INC.,

as a Borrower and a Guarantor

By /s/ Merilee Raines

Name: Merilee Raines

Title:	Treasurer and Assistant Secretary

IDEXX OPERATIONS, INC.,

as a Borrower and a Guarantor

By /s/ Merilee Raines

Name: Merilee Raines

Title:   Vice President, Treasurer and Assistant Secretary

IDEXX REFERENCE LABORATORIES, INC.,

as a Borrower and a Guarantor

By /s/ Merilee Raines

Name: Merilee Raines

Title:	Treasurer and Assistant Secretary

OPTI MEDICAL SYSTEMS, INC.,

as a Borrower and a Guarantor

By /s/ Merilee Raines

Name: Merilee Raines

Title:   Vice President, Treasurer and Assistant Secretary

SIGNATURE PAGE TO MODIFICATION AGREEMENT

IDEXX LABORATORIES CANADA CORPORATION,

as a Borrower

By /s/ Merilee Raines

Name: Merilee Raines

Title:   Vice President, Treasurer and Assistant Secretary

SIGNATURE PAGE TO MODIFICATION AGREEMENT

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender

By /s/ Peter M. Killea

Name: Peter M. Killea

Title:	Vice President

CANADIAN LENDING OFFICE:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, TORONTO BRANCH,

as Toronto Agent

By /s/ Steve Voight

Name: Steve Voight

Title:	Senior Vice President

SIGNATURE PAGE TO MODIFICATION AGREEMENT

BANK OF AMERICA, N.A.

By /s/ Jane A. Parker

Name: Jane A. Parker

Title:	Senior Vice President

CANADIAN LENDING OFFICE:

BANK OF AMERICA, NATIONAL ASSOCIATION, by its Canada Branch

By /s/ Medina Sales de Andrade

Name: Medina Sales de Andrade

Title:	Vice President

SIGNATURE PAGE TO MODIFICATION AGREEMENT

WACHOVIA BANK, NATIONAL ASSOCIATION

By /s/ Patricia S. Gaudreau

Name: Patricia S. Gaudreau

Title:	Senior Vice President

CANADIAN LENDING OFFICE:

WACHOVIA CAPITAL FINANCE CORPORATION (CANADA)

By /s/ Raymond Eghobamien

Name: Raymond Eghobamien

Title:	Vice President

SIGNATURE PAGE TO MODIFICATION AGREEMENT

HSBC BANK U.S.A., NATIONAL ASSOCIATION

By /s/ Thomas Engels

Name: Thomas Engels

Title:	Vice President, Relationship Manager

CANADIAN LENDING OFFICE:

HSBC BANK, NATIONAL ASSOCIATION, by its Toronto Branch

By /s/ Jody Sanderson

Name: Jody Sanderson

Title:	Authorized Signatory
By /s/ Gabriella King

Name: Gabriella King

Title:	Authorized Signatory

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ABN AMRO BANK N.V.

By /s/ Alex Blodi

Name: Alex Blodi

Title:	Managing Director
By /s/ Tim Khisameyev

Name: Tim Khisameyev

Title:	Associate

CANADIAN LENDING OFFICE:

By /s/ Amy MacDonald

Name: Amy MacDonald

Title:	Manager
By /s/ Darcy Mack

Name: Darcy Mack

Title:	First Vice President

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SCHEDULE 2.1

LENDERS AND COMMITMENTS

Lender	Commitments before giving effect to Modification Agreement	Applicable Percentage before giving effect to Modification Agreement	Additional Commitments added pursuant to Modification Agreement	Commitments after giving effect to Modification Agreement	Applicable Percentage after giving effect to Modification Agreement
JPMorgan Chase Bank, National Association	$35,000,000.00	28.00%	$0	$50,000,000.00	25.00%
Bank of America, N.A.	$60,000,000.00	48.00%	$0	$45,000,000.00	22.50%
Wachovia Bank, National Association	$30,000,000.00	24.00%	$15,000,000.00	$45,000,000.00	22.50%
HSBC Bank U.S.A., National Association	$0	0%	$30,000,000.00	$30,000,000.00	15.00%
ABN AMRO Bank N.V.	$0	0%	$30,000,000.00	$30,000,000.00	15.00%
Total	$125,000,000.00	100.00%	$75,000,000.00	$200,000,00.00	100.00%

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